Exhibit 3

                            Form of Preferred Stock





NUMBER           INCORPORATED UNDER THE LAWS OF                  SHARES

                     THE STATE OF DELAWARE


                       LOGIMETRICS, INC.

SERIES A 12% CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT, EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO LOGIMETRICS, INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                   SEE REVERSE SIDE FOR TERMS AND CONDITIONS



This Certifies that                                          is the owner of
                                                             fully paid
and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of _________, A.D. 19___


------------------------------------              ------------------------------
                 SECRETARY/TREASURER                                   PRESIDENT

                             TERMS AND CONDITIONS


     The Corporation will furnish free of charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.